UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2016

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana	47708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 464-1294

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2016, Old National Bancorp (“ONB”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Prime Risk Partners Inc. (“Prime Risk”), pursuant to which Prime Risk will acquire all of the issued and outstanding shares of stock of ONB Insurance Group, Inc. (“Insurance Group”), a wholly owned subsidiary of ONB (the “Sale”). Subject to the terms and conditions of the Purchase Agreement, Prime Risk will pay ONB $93,000,000 in cash, subject to adjustment for working capital and reduction for pre-closing indebtedness and transaction expenses and change of control payments not paid prior to closing. In addition, certain employees of Insurance Group shall receive a cash award and grant of membership interests in an affiliate of Prime Risk, subject to the terms and conditions of the Purchase Agreement.

Subject to customary closing conditions, the parties anticipate completing the Sale in the second quarter of 2016.

The Purchase Agreement contains customary covenants of each party, including filing notification under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, arrangements for post-closing employee benefits for employees of Insurance Group, and entering into an employment agreement with the CEO and Chairman of Insurance Group. In addition, ONB covenants that for a period of five years after the effective date of the Sale, it will not engage in the insurance business in the United States.

Under a transition services agreement, ONB will continue to provide Insurance Group with information technology, human resources, and facilities related transition services for a period of up to 180 days, for which ONB will receive payments approximate to its costs associated with providing such services. Further, the parties will also enter into an exclusivity agreement by which Insurance Group will act as ONB’s exclusive broker and procure insurance for ONB’s customers, and a branch referral agreement by which ONB will receive compensation for certain referrals to Insurance Group.

The Purchase Agreement provides certain termination rights for both ONB and Prime Risk. ONB and Prime Risk have agreed to mutual indemnification obligations, including to indemnify each other for breaches of representations and warranties up to an agreed upon cap subject to a deductible for claims which are made within 18 months of the date of the Purchase Agreement, with the exception of breaches of Fundamental Representations (as defined in the Purchase Agreement) and certain other representations and warranties, for which each party shall indemnify the other party up to the purchase price.

The Purchase Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Sale, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Sale and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Purchase Agreement that were made to the other party in connection with the negotiation of the Purchase Agreement and generally were solely for the benefit of ONB, Insurance Group, and Prime Risk, as parties thereto. ONB will file the Purchase Agreement as an exhibit to its Form 10-Q for the quarterly period ending June 30, 2016. Shareholders should read the Purchase Agreement once it has been made available, together with the other information concerning ONB that it publicly files in reports and statements with the SEC.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 1, 2016, pursuant to the Agreement and Plan of Merger (“Merger Agreement”), dated as of January 11, 2016, by and between ONB and Anchor BanCorp Wisconsin Inc. (“Anchor”), Anchor merged with and into ONB, with ONB as the surviving corporation (the “Merger”). Immediately following the Merger, effective as of May 1, 2016, AnchorBank, fsb, a federal savings bank and wholly owned subsidiary of Anchor, merged with and into Old National Bank, a national banking association and wholly owned subsidiary of ONB, with Old National Bank as the surviving bank.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of Anchor, $.01 par value per share (other than (1) shares held as treasury stock of Anchor and (2) shares held directly or indirectly by ONB, except shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, if any), converted into the right to receive (a) $48.50 in cash (the “Cash Consideration”) or (b) 3.5505 shares of common stock of ONB (the “Stock Consideration”), no par value per share, subject to proration and certain adjustments described in the Merger Agreement.

At the Effective Time, each award of restricted Anchor common stock issued and outstanding immediately prior to the Effective Time (including any such award held by an Anchor executive officer) that was (a) granted prior to the date of the Merger Agreement, became fully vested and was cancelled and converted automatically into the right to receive, at the election of the holder of the award, the Stock Consideration or the Cash Consideration, treating such award in the same manner as all other outstanding shares of Anchor common stock for such purposes, or (b) granted after the date of the Merger Agreement, was converted into the number of shares of restricted ONB common stock equal to the Stock Consideration, subject to the same terms and conditions (including, if applicable, any continuing vesting requirements) of the applicable award agreement in effect immediately prior to the Effective Time.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

As a result of the Merger, ONB will deliver approximately $186.2 million in cash and 20.6 million shares of ONB common stock to former holders of Anchor common stock.

Item 2.02 Results of Operations and Financial Condition.

On May 2, 2016, ONB issued a press release (“Press Release”) reporting its financial results for the first quarter of 2016. The Press Release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. In connection therewith, a slide presentation outlining first-quarter earnings, recent strategic developments and ONB’s financial outlook will be available on ONB’s website to complement the conference call to be held on May 2, 2016, at 10:00 a.m. CDT and will be accessible at http://www.oldnational.com before the conference call begins.

Item 8.01 Other Events.

ONB also announced in the Press Release that its Board of Directors declared a quarterly cash dividend of $0.13 per common share. The dividend is payable on June 15, 2016, to shareholders of record on June 1, 2016. For purposes of broker trading, the ex-date of the cash dividend is May 27, 2016.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of Anchor required to be filed pursuant to this Item 9.01(a) have previously been filed as part of, and are contained in, ONB’s Registration Statement on Form S-4, as amended, initially filed with the Securities and Exchange Commission on February 17, 2016 (File No. 333-209551), which became effective on March 29, 2016 (the “Registration Statement”). Pursuant to General Instruction B.3 to Form 8-K, these financial statements are incorporated herein by reference and are not additionally reported herein.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to this Item 9.01(b) has previously been filed as a part of, and is contained in, the Registration Statement. Pursuant to General Instruction B.3 to Form 8-K, this pro forma financial information is incorporated herein by reference and not additionally reported herein.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Old National Bancorp and Anchor BanCorp Wisconsin Inc. (incorporated by reference to Exhibit 2.1 to Old National’s Current Report on Form 8-K filed on January 12, 2016).

99.1	Press Release issued by Old National Bancorp on May 2, 2016

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing, completion, financial benefits and other effects of the proposed sale of Insurance Group. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: the reaction to the Sale by ONB’s or Insurance Group’s customers and employees; market, economic, operational, liquidity, and credit risks associated with ONB, Insurance Group, or Prime Risk’s businesses; competition; government legislation and policies; changes in the economy which could materially impact Insurance Group’s ability to sell insurance products; other matters discussed in this Current Report and other factors identified in ONB’s Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this Current Report, and ONB undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2016

OLD NATIONAL BANCORP

By:	/s/ Christopher A. Wolking
Christopher A. Wolking
Senior Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Old National Bancorp and Anchor BanCorp Wisconsin Inc. (incorporated by reference to Exhibit 2.1 to Old National’s Current Report on Form 8-K filed on January 12, 2016).

99.1	Press Release issued by Old National Bancorp on May 2, 2016